Exhibit 99.1

NEW RELEASE

APACHE ANNOUNCES EXECUTIVE ORGANIZATIONAL CHANGES; PROMOTES JOHN CHRISTMANN TO

COO NORTH AMERICA AND TOM VOYTOVICH TO COO INTERNATIONAL

HOUSTON, Sept. 23, 2013 – Apache Corporation (NYSE, Nasdaq: APA) announced today several changes to its executive organization, effective Jan. 1, 2014.

“Apache is undergoing a transformation that will position the company for many years of predictable and profitable growth,” said G. Steven Farris, chairman and chief executive officer. “Between 2010 and 2012, we took advantage of our balance sheet strength to expand the opportunity base in our North American regions, and Apache now has decades of drilling inventory. We are concentrating our effort around the most promising growth areas for the company. These organization updates strengthen our focus on delivering and supporting operational success.”

•	Rod Eichler, president and chief operating officer, will be transitioning to the newly created roles of executive advisor to the chairman of Apache and as the chief executive officer of Kitimat (LNG and upstream), where he will focus on oversight of Apache’s liquefied natural gas business, Gas Monetization, and corporate Health, Safety, Environment and Emergency Response (HSEE).

•	John Christmann, region vice president for the Permian, will assume the role of executive vice president and chief operating officer, North America.

•	Tom Voytovich, executive vice president for International Operations, is taking on the role of executive vice president and chief operating officer, International.

•	Mike Bahorich, executive vice president and chief technology officer, will take on additional responsibilities. He will maintain responsibility for exploration and production technology, and assume responsibility for Worldwide Projects, Horizontal Drilling and Completion Applications, Worldwide Drilling, Special Projects and Corporate Purchasing.

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•	Michael Bose, region vice president for Argentina, will transfer to Midland as the region vice president for the Permian Region. David Chi, manager of Argentina Production and Reservoir Engineering, will be interim region vice president for Argentina.

•	Rob Johnston will serve as executive vice president and region vice president for the Central Region.

•	Roger Plank continues in his role as president and chief corporate officer.

Farris noted that these appointments strengthen and broaden Apache’s senior leadership. As a result of these organizational changes, the three-person Office of the Chief Executive will be discontinued.

Executive biographies

Rod Eichler has been instrumental in leading Apache’s operations during its unprecedented international and domestic growth. In his new role, he will provide oversight to Gas Monetization, Apache’s LNG partners, and the Kitimat Upstream teams to assure the success of these important growth projects. Eichler’s comprehension of global geopolitical issues, his exemplary record of accomplishment in exploration and production, plus his grasp of organizational dynamics make him an invaluable asset to Apache.

Eichler was appointed president and chief operating officer of Apache in February 2011. He served as president and co-chief operating officer – International, leading the North Sea, Egypt, Australia and Argentina regions since February 2009. An executive vice president since 2000, he headed Apache’s Egyptian operations since 1997. Prior to that, he was region vice president for the Western Region in Houston and region exploration and development manager for the Rocky Mountain Region in Denver.

Prior to joining Apache in 1993, Eichler was vice president, Exploration for Axem Resources. He was also associated with the U.S. Army Corps of Engineers and Tenneco Oil Co.

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Eichler received his bachelor’s and master’s degrees in geological engineering from the Colorado School of Mines. He is a member of the American Association of Petroleum Geologists, a certified professional geologist, and a registered professional engineer in the state of Texas. He is chairman and a director of Springboard – Educating the Future, a non-profit corporation that funded construction of 200 schools for girls and boys in Egypt’s rural villages.

John Christmann has held the position of region vice president of the Permian Region since January 2010. He previously served as vice president, Business Development. Prior to that, he held various positions of increasing responsibility in the business development area and production management in the Gulf of Mexico Shelf region since joining Apache in 1997. He was previously employed by ARCO/Vastar Resources, where he held positions in business development, crude oil marketing and various production, reservoir and operations engineering assignments.

He received his bachelor’s degree in petroleum engineering from the Colorado School of Mines and Master of Business Administration from Southern Methodist University. The Midland Chamber of Commerce elected Christmann to its Board of Directors in 2013. He also serves on the Executive Committee for the Petroleum Industry Advisory Board to the Texas Tech University Petroleum Engineering Department.

Tom Voytovich has served as executive vice president, International Operations since February of this year. Prior to this position, he served as the region vice president and general manager of Apache Egypt since June 2009. Voytovich was region vice president of the Central Region from 2006 to 2009 and exploration manager from 2004 until 2006. Prior to joining Apache in 1993, he worked in geological, engineering and management positions with Shell Oil Co., Petro-Lewis, Berexco, and Hillin-Simon Oil Co. He has a Bachelor of Science degree in geological engineering from Michigan Technological University and is an AAPG Certified Petroleum Geologist.

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Mike Bahorich currently holds the position of executive vice president and chief technology officer. He was previously executive vice president – Exploration and Production Technology, vice president – Exploration and Production Technology, vice president – Exploration Technology, and the company’s chief geophysicist. Prior to joining the Company, Bahorich was employed at Amoco Corporation. A graduate of the University of Missouri at Columbia, he received his master’s degree in geophysics from Virginia Polytechnic Institute. He is a member of the board of trustees of the Houston Museum of Natural Science and serves on advisory boards at Stanford and Yale universities.

Michael Bose has held the position of region vice president and country manager – Argentina since May 2011. He served as development/exploitation manager in the Argentina Region from 2010 until being named region vice president. Previously, he was region production manager of South Permian. Bose joined Apache in 2004 as a senior staff production engineer. During his career at Apache, he has held positions in production and operations in the Gulf Coast, Central and Permian regions. Prior to joining Apache, he worked for Anadarko Petroleum Corp. for 12 years in various production, drilling, completions and reservoir engineering positions. He has a bachelor’s degree in petroleum engineering from Texas A&M University.

David Chi is currently serving as manager of Region Production and Reservoir Engineering for Argentina. He joined Apache in 2007 as senior reservoir engineer, and in 2009 was named manager of Capital Systems. Prior to joining Apache, he served in technical and leadership roles at Burlington Resources, El Paso Production Company, Schlumberger Integrated Projects and Conoco, Inc. He has a bachelor’s degree in petroleum engineering from Texas Tech University.

Rob Johnston has served as region vice president – Central since 2009. He held that position from 2002 to 2006 when he transferred to Argentina as the country’s first region manager. Johnston joined Apache in 1982 as a geologist in the Mid-Continent Region before transferring to Cairo as development manager in 1996 and to Calgary as exploitation manager in 2000. He has a bachelor’s degree in geology from the University of Tulsa.

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About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom, Australia and Argentina. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com.

NOTE TO EDITORS: images of Apache executives are available at the company’s website:

http://www.apachecorp.com/News/Gallery/index.aspx

CONTACTS:

Media:

Houston	(713) 296-7276	Bill Mintz
	(713) 296-6100	Patrick Cassidy
	(713) 296-6662	Bob Dye

Investor:	(281) 302-2286	Brady Parish
Castlen Kennedy
Christopher Cortez
Alicia Reis

Website: www.apachecorp.com

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations, and objectives for Apache’s operations, including statements about our drilling plans, production expectations, and the Kitimat LNG project in Canada, asset sales and monetizations. The transactions are subject to customary closing conditions and may not be completed for the amount expected, in the anticipated time frame, or at all. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions

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depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2012 Form 10-K filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.